EXHIBIT 21.1
SUBSIDIARIES OF BLACKBAUD, INC.
As of February 24, 2023

Organized Under Laws of:
Blackbaud, Inc.	Delaware
Subsidiaries
ACN 161 644 328 Pty. Ltd.	Australia
BB Real Property Development, LLC	Delaware
BBHQ1, LLC	Delaware
BB US-DCL, LLC	Delaware
BB US-SIS, LLC	Delaware
Blackbaud Asia, Ltd.	Hong Kong
Blackbaud Canada, Inc.	Canada
Blackbaud Europe Ltd.	Scotland
Blackbaud Global Ltd.	England and Wales
Blackbaud Latin America, S.R.L.	Costa Rica
Blackbaud Pacific Pty. Ltd.	Australia
Click 4 Compliance, LLC	Virginia
Ed Comms Pty Ltd.	Australia
Educational Communications Ltd.	England and Wales
EverFi, Inc.	Delaware
EverFi Canada, Inc.	Canada
EVERFI International Ltd.	England and Wales
EVERFI Middle East Ltd.	England and Wales
Everyday Hero Pty. Ltd.	Australia
Giving.com Limited	England and Wales
Giving Limited	England and Wales
JGCrowdfunding USA, LLC	Delaware
JG US Inc.	Delaware
Lawroom.com	CA C-Corp
MyCharity, Ltd.	Ireland
Blackbaud Tuition Management, LLC	Delaware
YC Blocker 1, LLC	Delaware
YourCause Holdings, LLC	Delaware
YourCause, LLC	Texas